Exhibit 99.1

Bitmine Immersion Technologies Announces Pricing of Upsized Series A Perpetual Preferred Stock Offering

NORWALK, CT.—(PRNewswire)—June 5, 2026— Bitmine Immersion Technologies, Inc. (NYSE: BMNR) (the “Company”) today announced the pricing of its upsized offering (the “offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”), on June 4, 2026 of 3,500,000 shares of 9.50% Series A Perpetual Preferred Stock (the “Series A Preferred Stock”), at a public offering price of $80.00 per share. This reflects an upsizing of the previously announced offering of 3,000,000 shares of Series A Preferred Stock. The issuance and sale of the Series A Preferred Stock are scheduled to settle on June 10, 2026, subject to customary closing conditions.

The Company estimates that the net proceeds it will receive from the offering will be approximately $273.8 million, after deducting the underwriting discounts and commissions and the Company’s estimated offering expenses. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include the acquisition of additional ETH and other digital assets, the expansion of the Company’s staking and validator infrastructure, including through MAVAN; working capital; strategic investments aligned with the Ethereum ecosystem and broader digital asset adoption; and/or repurchases of the Company’s common stock under its share repurchase program.

The Series A Preferred Stock will accumulate cumulative dividends at a fixed rate of 9.50% per annum on the stated amount, which is $100 per share of Series A Preferred Stock, regardless of whether or not declared or funds are legally available for their payment (the “stated amount”). Regular dividends on the Series A Preferred Stock will be payable when, as and if declared by the Company’s board of directors, out of funds legally available for their payment, weekly in arrears; provided that the Company may in the future elect, in its sole discretion, to pay regular dividends more frequently. Declared regular dividends on the Series A Preferred Stock will be payable solely in cash. In the event that any accumulated regular dividend on the Series A Preferred Stock is not paid on the applicable regular dividend payment date, then additional regular dividends (“compounded dividends”) will accumulate on the amount of such unpaid regular dividend, compounded weekly at the compounded dividend rate. The Company will have the flexibility to elect to increase the payment frequency of regular dividends to be more often than weekly and, in the event that the Company so elects, the additional dividend rate increase per regular dividend period will be proportionately reduced to reflect such shorter regular dividend period such that the maximum aggregate additional dividend rate increase per annum is 260 basis points.

The compounded dividend rate applicable to any unpaid regular dividend that was due on a regular dividend payment date will initially be a rate per annum equal to 9.50% plus 5 basis points (based on a weekly regular dividend period); provided, however, that, until such regular dividend, together with compounded dividends thereon, is paid in full, such compounded dividend rate will increase by 5 basis points per annum (based on a weekly regular dividend period) for each subsequent regular dividend period, up to a maximum dividend rate of 15% per annum.

The Company will have the right, at its election, to redeem the Series A Preferred Stock, in whole or in part, at any time, or from time to time, for cash as follows: (i) from the original issue date until eighteen (18) months after the original issue date, at a redemption price equal to 110% of the stated amount per share; (ii) from eighteen (18) months to three (3) years after the original issue date, at a redemption price equal to 105% of the stated amount per share; and (iii) after three (3) years following the original issue date, at a redemption price equal to 100% of the stated amount per share; plus, in each case, accumulated and unpaid dividends thereon to, but excluding, the redemption date.

In addition, the Company will have the right to redeem all, but not less than all, of the Series A Preferred Stock if the total number of shares of all Series A Preferred Stock then outstanding is less than 25% of the total number of shares of Series A Preferred Stock originally issued in the offering and in any future offering taken together. The Company will also have the right to redeem all, but not less than all, of the Series A Preferred Stock if certain tax events occur. The redemption price for any Series A Preferred Stock to be redeemed in connection with a clean-up call or tax event will be a cash amount equal to the liquidation preference of the Series A Preferred Stock to be redeemed as of the business day before the date on which the Company sends the related redemption notice, plus accumulated and unpaid regular dividends to, but excluding, the redemption date.

If an event that constitutes a “fundamental change” under the certificate of designations governing the Series A Preferred Stock occurs, then holders of the Series A Preferred Stock will have the right to require the Company to repurchase some or all of their shares of Series A Preferred Stock at a cash repurchase price equal to the stated amount of the Series A Preferred Stock to be repurchased, plus accumulated and unpaid regular dividends, if any, to, but excluding, the fundamental change repurchase date.

The liquidation preference of the Series A Preferred Stock shall initially be $100 per share. Effective immediately after the close of business on each business day after the initial issue date (and, if applicable, during the course of a business day on which any sale transaction to be settled by the issuance of Series A Preferred Stock is executed, from the exact time of the first such sale transaction during such business day until the close of business of such business day), the liquidation preference per share of Series A Preferred Stock will be adjusted to be the greatest of (i) the stated amount per share of Series A Preferred Stock; (ii) in the case of any business day with respect to which the Company has, on such business day or any business day during the ten (10) trading day period preceding such business day, executed any sale transaction to be settled by the issuance of Series A Preferred Stock, an amount equal to the last reported sale price per share of Series A Preferred Stock on the trading day immediately before such business day; and (iii) the arithmetic average of the last reported sale prices per share of Series A Preferred Stock for each trading day of the ten (10) consecutive trading days immediately preceding such business day; provided, however, that, if applicable, the reference in (iii) to ten (10) will be replaced by such lesser number of trading days as have elapsed during the period from, and including, the initial issue date to, but excluding, such business day. However, the liquidation preference will not be adjusted to an amount that is less than $100 per share.

The Company has applied to list the Series A Preferred Stock on The New York Stock Exchange under the symbol “BMNP.” If the listing is approved, the Company expects trading to commence within 30 days after the date the Series A Preferred Stock is first issued.

Moelis & Company and Cantor are acting as joint lead bookrunners for the offering.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-288579), filed with the Securities and Exchange Commission (the “SEC”) on July 9, 2025 (the “Registration Statement”). The offering will be made only by means of a prospectus supplement and an accompanying prospectus included in the Registration Statement. An electronic copy of the preliminary prospectus supplement, together with the accompanying prospectus, is available on the SEC’s website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement, together with the accompanying prospectus, can be obtained by contacting: Moelis & Company LLC, 399 Park Avenue 4th Floor, New York, NY 10022, by phone: 1-800-539-9413, or Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, New York, NY 10022, by phone: 1-212-938-5000, or by email: prospectus@cantor.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities referred to in this press release, nor will there be any sale of any such securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Bitmine Immersion Technologies

Bitmine Immersion Technologies, Inc. (NYSE: BMNR) is a Bitcoin miner with operations in the US. The company is deploying its excess capital to be the leading Ethereum Treasury company in the world, implementing an innovative digital asset strategy for institutional investors and public market participants. Guided by its philosophy of “the alchemy of 5%,” the Company is committed to ETH as its primary treasury reserve asset, leveraging native protocol-level activities including staking and decentralized finance mechanisms. The Company launched MAVAN (Made-in America VAlidator Network), a dedicated staking infrastructure for the Company assets, in 2026.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include, but are not limited to, statements relating to the size and timing of the offering, the anticipated use of any proceeds from the offering, the terms of the securities being offered, the payment of dividends, and the expected listing of the Series A Preferred Stock on the NYSE. In evaluating these forward-looking statements, you should consider various factors, including: the Company’s ability to keep pace with new technology and changing market needs; the Company’s ability to finance its current business, Ethereum treasury operations, and proposed future business; the competitive environment of the Company’s business; market conditions affecting the trading price of the Company’s common stock; regulatory developments affecting digital assets, including the ultimate enactment and implementation of pending legislation and SEC initiatives; the volatility and unpredictability of digital asset prices; and the future value of Bitcoin and Ethereum. Actual results and future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the Company’s control, including those set forth in the Risk Factors section of the Company’s Form 10-K filed with the SEC on November 21, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of the Company’s filings with the SEC are available on the SEC’s website at www.sec.gov. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

MEDIA CONTACT:

Marcy Simon

Marcy@agentofchange.com

+19178333392